Exhibit 99.1

October 25, 2022

Simmons First National Corporation Reports Third Quarter 2022 Earnings of $80.6 million, Earnings Per Diluted Share of $0.63

Positive operating leverage driven by strong total revenue and adjusted pre-provision net revenue growth

George A. Makris, Jr., Simmons’ Chairman and CEO, commented on the third quarter

Our financial performance in the quarter demonstrates the diversity of our franchise and our ability to navigate the current economic environment. Total revenue growth was strong and well balanced, increasing 5 percent from the previous quarter. Noninterest expense was well contained, decreasing 11 percent on a reported basis and 1 percent on an adjusted basis. As a result of the positive operating leverage we generated in the quarter, pre-provision net revenue was the highest in our history and we delivered a return on equity of 10 percent and a ROTE of 18 percent.

As we enter the final quarter of the year with positive momentum, we also recognize the backdrop of economic uncertainty that persists. Inflation levels remain elevated and market expectations are that interest rates will continue to rise, which will most likely have an impact on future economic growth and activity. As such, we are intently focused on targeted balance sheet growth that optimizes capital, prudently managing spreads, and maintaining disciplined loan and deposit pricing strategies. We believe our conservative credit culture and emphasis on effective risk management has served, and will continue to serve, us well during periods of economic unrest.

Importantly, the unwavering commitment of our associates provides us with pride and confidence in the future. It is through their efforts that we will be well-positioned to continue our tradition of prospering in competitive markets and challenging times.

Financial Highlights	3Q22	2Q22	3Q21	Third Quarter Highlights
Financial Results (in millions)

Comparisons reflect 3Q22 vs 2Q22

•  Diluted EPS of $0.63 and adjusted diluted EPS (1) of $0.64

•  Revenue increased 5%, fueled by a 5% increase in net interest income and a 7% increase in noninterest income

•  Noninterest expense decreased 11%. Excluding merger related costs and certain other items, adjusted noninterest expense (1) decreased 1%

•  Positive operating leverage drives 13% increase in adjusted pre-provision net revenue and 308 bp improvement in efficiency ratio

•  Solid balance sheet growth led by a 3% increase in total loans while total deposits increased 1%

•  Asset quality metrics remain at historically low-levels and reflect conservative credit culture and strategic decision in 2019 to de-risk certain elements of acquired loan portfolios

•  $45 million of common stock repurchased during the 3Q22

Revenue	$236.6	$225.3	$193.8
Revenue, excluding securities gain (loss) (1)	236.6	225.4	188.5
Noninterest expense	138.9	156.8	114.3
Pre-provision net revenue (1)	97.7	68.6	74.2
Merger related costs	1.4	19.1	1.4
Adjusted pre-provision net revenue (1)	100.0	88.1	72.6
Provision for credit losses	0.1	33.9	(19.9)
Net income	80.6	27.5	80.6
Per Share Data
Diluted earnings	$ 0.63	$ 0.21	$ 0.74
Adjusted diluted earnings (1)	0.64	0.52	0.73
Book value	24.87	25.31	28.42
Tangible book value (1)	13.51	14.07	17.39
Balance Sheet (in millions)
Total loans	$15,607	$15,110	$10,825
Total deposits	22,149	22,036	18,072
Total shareholders’ equity	3,157	3,260	3,031
Asset Quality
Net charge-off ratio	—%	0.02%	0.17%
Nonperforming loan ratio	0.37	0.42	0.55
Nonperforming assets to total assets	0.23	0.26	0.31
Allowance for credit losses to total loans	1.27	1.41	1.87
Nonperforming loan coverage ratio	342	334	341
Select Ratios
Net interest margin (FTE) (2)	3.34%	3.24%	2.85%
Efficiency ratio (1)	54.41	57.49	58.10
Loan to deposit ratio	70.47	68.57	59.90
Common equity tier 1 (CET1) ratio	11.73	12.10	14.27
Total risk-based capital ratio	14.08	14.83	17.42

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $80.6 million for the third quarter of 2022, compared to $27.5 million for the second quarter of 2022 and $80.6 million in the third quarter of 2021. Diluted earnings per share were $0.63 for the third quarter of 2022, compared to $0.21 in the second quarter of 2022 and $0.74 in the third quarter of 2021. As shown in the table below, certain items, consisting primarily of merger-related expenses and branch right sizing costs, totaled $1.7 million (after-tax) in the third quarter of 2022. In the second quarter of 2022, certain items as shown in the table below totaled $39.4 million (after-tax) and included Day 2 accounting provision required for loans and unfunded commitments acquired in connection with an acquisition. Certain items for the third quarter of 2021 as shown in the table below totaled $(1.2) million (after-tax). Excluding these items, adjusted diluted earnings per share(1) were $0.64 for the third quarter of 2022, $0.52 for the second quarter of 2022 and $0.73 for the third quarter of 2021.

Total revenue for the third quarter of 2022 was $236.6 million, up 5 percent compared to the second quarter of 2022, and up 22 percent compared to the third quarter of 2021. Pre-provision net revenue(1) totaled $97.7 million during the third quarter of 2022, compared to $68.6 million in the second quarter of 2022 and $74.2 million in the third quarter of 2021. Adjusted pre-provision net revenue(1) totaled $100.0 million in the third quarter of 2022, up 13 percent from second quarter 2022 levels and 38 percent from third quarter 2021 levels. As a result of the positive operating leverage delivered in the quarter, the efficiency ratio(1) for the third quarter of 2022 was 54.41 percent, an improvement of 308 basis points from second quarter 2022 levels and 369 basis points from third quarter 2021 levels.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	Q3 22	Q2 22	Q3 21
Net income	$80.6	$27.5	$80.6

Day 2 accounting provision	-	33.8	-
Merger related expenses	1.4	19.1	1.4
Branch right sizing costs, net	1.3	0.4	(3.0)
Loss from early retirement of TruPS	0.4	-	-
Gain on sale of intellectual property	(0.8)	-	-
Total pre-tax impact	2.3	53.3	(1.6)
Tax effect (3)	(0.6)	(14.0)	0.4
Total impact on earnings	1.7	39.3	(1.2)
Adjusted earnings (1)	$82.3	$66.8	$79.4

Diluted EPS	$0.63	$0.21	$0.74

Day 2 accounting provision	-	0.27	-
Merger related expenses	0.01	0.15	0.01
Branch right sizing costs	0.01	-	(0.03)
Loss from early retirement of TruPS	-	-	-
Gain on sale of intellectual property	(0.01)	-	-
Total pre-tax impact	0.01	0.41	(0.02)
Tax effect (3)	-	(0.11)	0.01
Total impact on earnings	0.01	0.31	(0.01)
Adjusted Diluted EPS (1)	$0.64	$0.52	$0.73

Average diluted shares outstanding	128,336,422	128,720,078	108,359,890

Net Interest Income

Net interest income for the third quarter of 2022 totaled $193.6 million, up 5 percent compared to the second quarter of 2022, and up 33 percent compared to the third quarter of 2021. Included in net interest income is accretion recognized on assets acquired, which totaled $5.8 million in the third quarter of 2022, $9.9 million in the second quarter of 2022 and $4.1 million in the third quarter of 2021. Also included in net interest income is income from Paycheck Protection Program (PPP) loans totaling $0.2 million in the third quarter of 2022, $1.6 million in the second quarter of 2022 and $9.6 million in the third quarter of 2021. The increase in net interest income on a linked quarter basis was driven by a $25.8 million increase in interest income, reflecting higher average loan balances (up $843 million), increased interest income from the securities portfolio and the benefit of higher interest rates. These items more than offset the $17.3 million increase in interest expense that also reflects higher interest rates, as well as a shift in consumer sentiment given the attractiveness of higher yielding time deposits in the current interest rate environment.

The yield on loans for the third quarter of 2022 was 4.86 percent, compared to 4.54 percent in the second quarter of 2022 and 4.76 percent in the third quarter of 2021. The yield on investment securities for the third quarter of 2022 was 2.29 percent, compared to 2.08 percent in the second quarter of 2022 and 1.77 percent in the third quarter of 2021. Cost of deposits for the third quarter of 2022 were 47 basis points, compared to 18 basis points in the second quarter of 2022 and 20 basis points in the third quarter of 2021. Net interest margin on a fully taxable equivalent basis for the third quarter of 2022 was 3.34 percent, compared to 3.24 percent in the second quarter of 2022 and 2.85 percent in the third quarter of 2021. While PPP loan interest income had no impact on the net interest margin in the third quarter of 2022, it positively impacted the net interest margin by 3 basis points in the second quarter of 2022 and 14 basis points in the third quarter of 2021.

	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Loan yield (FTE) (2)	4.86%	4.54%	4.34%	4.58%	4.76%
Security yield (FTE) (2)	2.29	2.08	1.86	1.74	1.77
Cost of interest bearing deposits	0.65	0.25	0.19	0.23	0.27
Cost of deposits	0.47	0.18	0.14	0.17	0.20
Cost of borrowed funds	2.66	2.13	1.94	1.95	1.96
Net interest spread (FTE) (2)	3.11	3.11	2.66	2.74	2.72
Net interest margin (FTE) (2)	3.34	3.24	2.76	2.86	2.85
Net interest margin (FTE) excluding PPP (1) (2)	3.34	3.21	2.74	2.79	2.71

Noninterest Income

Noninterest income for the third quarter of 2022 was $43.0 million, compared to $40.2 million in the second quarter of 2022 and $48.6 million in the third quarter of 2021. Gains (losses) on the sales of investment securities totaled $(22) thousand in the third quarter of 2022, $(150) thousand in the second quarter of 2022 and $5.2 million in the third quarter of 2021. The $2.8 million increase in noninterest income on a linked quarter basis was primarily attributable to an increase in wealth management fees (up $1.3 million) and service charges on deposit accounts (up $1.2 million), offset in part by a decline in debit and credit card interchange fees (down $0.5 million).

Noninterest Income $ in millions	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Service charges on deposit accounts	$12.6	$11.4	$10.7	$11.9	$11.6
Wealth management fees	8.6	7.2	8.0	8.0	7.9
Debit and credit card fees	7.7	8.2	7.4	7.5	7.1
Mortgage lending income	2.6	2.2	4.6	5.0	5.8
Other service charges and fees	2.1	1.9	1.6	1.8	2.0
Bank owned life insurance	2.9	2.6	2.7	2.8	2.6
Gain (loss) on sale of securities	-	(0.2)	(0.1)	(0.3)	5.2
Other income	6.7	6.8	7.3	10.0	6.4

Adjusted other income (1)	6.4	6.9	7.3	10.0	6.7

Noninterest Expense

Noninterest expense for the third quarter of 2022 was $138.9 million, compared to $156.8 million in the second quarter of 2022 and $114.3 million in the third quarter of 2021. Included in noninterest expense are certain items, primarily comprised of merger related and branch right sizing costs, totaling $2.6 million in the third quarter of 2022, $19.4 million in the second quarter of 2022 and a $1.9 million credit in the third quarter of 2021. Excluding these certain items (which are described in the “Reconciliation of non-GAAP Financial Measures” table below), adjusted noninterest expense(1) was $136.4 million for the third quarter of 2022, $137.4 million in the second quarter of 2022 and $116.2 million in the third quarter of 2021. The decrease in adjusted noninterest expense on a linked quarter basis was primarily due to a decline in salaries and employee benefits (down $2.2 million) and a $1.6 million contribution to the Simmons First Foundation recorded in the second quarter of 2022 that was not repeated in the third quarter, reflecting a portion of paper statement fees collected as part of an effort to encourage customers to enroll in eStatements. These decreases were offset in part by increases in occupancy expense (up $0.8 million) and deposit insurance (up $0.5 million). The decrease in noninterest expense, coupled with the growth in revenue, resulted in an efficiency ratio(1) of 54.41 percent during the third quarter of 2022, down 308 basis points from second quarter 2022 levels.

Noninterest Expense $ in millions	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Salaries and employee benefits	$71.9	$74.1	$67.9	$63.9	$61.9
Occupancy expense, net	11.7	11.0	10.0	11.0	9.4
Furniture and equipment	5.4	5.1	4.8	4.7	4.9
Deposit insurance	3.3	2.8	1.8	2.1	1.9
Other real estate and foreclosure expense	0.2	0.1	0.3	0.6	0.3
Merger related costs	1.4	19.1	1.9	13.6	1.4
Other operating expenses	45.1	44.5	41.6	45.7	34.6

Adjusted salaries and employee benefits (1)	71.9	74.1	67.9	63.8	61.8
Adjusted other operating expenses (1)	44.1	44.5	40.9	45.8	38.3
Efficiency ratio (1)	54.41%	57.49%	62.95%	59.48%	58.10%

Loans and Unfunded Loan Commitments

Total loans at the end of the third quarter of 2022 were $15.6 billion, up $497 million, or 3 percent, compared to $15.1 billion at the end of the second quarter of 2022. Loan growth was widespread throughout our geographic markets, and each of our core banking units posted positive loan growth on a linked quarter basis, including Metro Banking (+2 percent), Community Banking (+3 percent) and Corporate Banking (+9 percent). At the same time, growth was generally broad-based by loan type and more than offset continued market-driven weakness in mortgage warehouse lending. Commercial loan line utilization rates have remained relatively stable and below pre-pandemic levels. Additionally, loan growth was weighted toward the latter half of the quarter as period-end loans exceeded average total loans of $15.3 billion for the third quarter of 2022.

Unfunded commitments increased for the sixth consecutive quarter to $5.1 billion, up $665 million or 15 percent on a linked quarter basis. At the same time, activity within our commercial loan pipeline slowed, as expected, given the impact of the rapidly rising interest rates, and our emphasis on maintaining prudent underwriting standards and pricing discipline. Commercial loans approved and ready to close at the end of the third quarter of 2022 totaled $552 million and the rate on ready to close commercial loans was 5.84 percent, up 139 basis points from the rate on ready to close commercial loans at the end of the second quarter of 2022.

$ in millions	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Total loans	$15,607	$15,110	$12,029	$12,013	$10,825

PPP loans	$12	$19	$62	$117	$212
Mortgage warehouse loans	129	168	166	230	275
Energy loans	55	55	48	105	128

Unfunded loan commitments	$5,138	$4,473	$3,428	$2,943	$2,254
Linked quarter change in unfunded commitments	15%	30%	16%	31%	6%

Deposits

Total deposits at the end of the third quarter of 2022 were $22.1 billion, compared to $22.0 billion at the end of the second quarter of 2022 and $18.1 billion at the end of the third quarter of 2021. Noninterest bearing deposits totaled $6.2 billion, up 3 percent from second quarter 2022, and represent 28.1 percent of total deposits, compared to 27.5 percent at the end of the second quarter of 2022. Interest bearing deposits (checking, savings and money market accounts) totaled $12.1 billion at the end of the third quarter of 2022, compared to $12.8 billion at the end of the second quarter of 2022. The decline in interest bearing deposits was offset by an increase in time deposits, which totaled $3.8 billion at the end of the third quarter of 2022, compared to $3.2 billion at the end of the second quarter of 2022. The change in mix of deposits on a linked quarter basis was primarily attributable to the attractiveness of higher rate deposits, principally certificates of deposits, given the rapid increase in interest rates that has occurred during 2022. The loan to deposit ratio ended the third quarter of 2022 at 70 percent, compared to 69 percent at the end of the second quarter of 2022 and 60 percent at the end of the third quarter of 2021.

$ in millions	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Noninterest bearing deposits	$6,218	$6,057	$5,224	$5,325	$4,919
Interest bearing deposits	12,104	12,816	12,106	11,589	10,697
Time deposits	3,827	3,163	2,062	2,453	2,456
Total deposits	$22,149	$22,036	$19,392	$19,367	$18,072

Noninterest bearing deposits to total deposits	28.1%	27.5%	26.9%	27.5%	27.2%
Total loans to total deposits	70.5	68.6	62.0	62.0	59.9

Asset Quality

While the quality of our loan portfolio remains strong, and credit quality metrics remain at historical lows, we continue to carefully monitor our various geographies and segments for signs of stress or weakness. Total nonperforming loans at the end of the third quarter of 2022 were $57.8 million, down $5.8 million compared to $63.6 million at the end of the second quarter of 2022 and down $1.6 million compared to $59.4 million at the end of the third quarter of 2021. Total nonperforming assets as a percentage of total assets were 0.23 percent at the end of the third quarter of 2022, compared to 0.26 percent at the end of the second quarter of 2022 and 0.31 percent at the end of the third quarter of 2021. Loan charge-offs were offset by recoveries in the quarter, resulting in a net charge-off ratio of less than 1 basis point, compared to 2 basis points in the second quarter of 2022 and 17 basis points in the third quarter of 2021.

During the third quarter of 2022, provision for credit losses was $0.1 million, compared to $33.9 million in the second quarter of 2022 and provision recapture of $19.9 million in the third quarter of 2021. The allowance for credit losses on loans at the end of the third quarter of 2022 was $197.6 million, compared to $212.6 million at the end of the second quarter of 2022 and $202.5 million at the end of the third quarter of 2021. The allowance for credit losses on loans to total loans ended the quarter at 1.27 percent, compared to 1.41 percent at the end of the second quarter of 2022 and 1.87 percent at the end of the third quarter of 2021. The nonperforming loan coverage ratio ended the quarter at 342 percent, compared to 334 percent at the end of the second quarter of 2022 and 341 percent at the end of the third quarter of 2021. The reserve for unfunded commitments totaled $41.9 million at the end of the third quarter of 2022, compared to $25.9 million at the end of the third quarter of 2021 and $22.4 million at the end of the third quarter of 2021.

$ in millions	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Allowance for credit losses on loans to total loans	1.27%	1.41%	1.49%	1.71%	1.87%
Allowance for credit losses on loans to nonperforming loans	342	334	278	300	341
Nonperforming loans to total loans	0.37	0.42	0.53	0.57	0.55
Net charge-off ratio (annualized)	—	0.02	0.22	0.31	0.17
Net charge-off ratio YTD (annualized)	0.07	0.11	0.22	0.13	0.06

Total nonperforming loans	$57.8	$63.6	$64.3	$68.6	$59.4
Total other nonperforming assets	4.7	6.4	6.6	7.7	13.5
Total nonperforming assets	$62.5	$70.0	$70.9	$76.3	$72.9

Reserve for unfunded commitments	$41.9	$25.9	$22.4	$22.4	$22.4

Capital

Total common stockholders’ equity at the end of the third quarter of 2022 was $3.2 billion, compared to $3.3 billion at the end of the second quarter of 2022 and $3.0 billion at the end of the third quarter of 2021. The decrease in common stockholders’ equity on a linked quarter basis reflected an increase in retained earnings, offset by the return of capital to shareholders through share repurchases and the payment of a cash dividend, and an increase in unrealized losses associated with investment securities classified as available-for-sale. Book value per share at the end of the third quarter of 2022 was $24.87, compared to $25.31 at the end of the second quarter of 2022 and $28.42 at the end of the third quarter of 2021. Tangible book value per share(1) was $13.51 at the end of the third quarter of 2022, compared to $14.07 at the end of the second quarter of 2022 and $17.39 at the end of the third quarter of 2021. Stockholders’ equity to total assets at September 30, 2022, was 11.7 percent, and tangible common equity to tangible assets(1) was 6.7 percent. All of Simmons’ regulatory capital ratios continue to significantly exceed “well-capitalized” guidelines.

	Q3 22	Q2 22	Q1 22	Q4 21	Q3 21
Stockholders’ equity to total assets	11.7%	12.0%	12.1%	13.1%	13.1%
Tangible common equity to tangible assets (1)	6.7	7.0	7.4	8.5	8.4
Regulatory common equity tier 1 ratio	11.7	12.1	13.5	13.8	14.3
Regulatory tier 1 leverage ratio	9.2	9.2	9.0	9.1	9.1
Regulatory tier 1 risk-based capital ratio	11.7	12.1	13.5	13.8	14.3
Regulatory total risk-based capital ratio	14.1	14.8	16.4	16.8	17.4

Share Repurchase Program and Cash Dividend

Simmons has a strong record of returning excess capital to shareholders through a strategic combination of cash dividends and share repurchases. As announced on October 20, 2022, as a result of Simmons’ strong capital position and ability to organically generate capital, the board of directors declared a quarterly cash dividend on Simmons’ Class A common stock of $0.19 per share, which is payable on January 3, 2023, to shareholders of record as of December 15, 2022. The cash dividend represents an increase of $0.01 per share, or 6 percent, from the dividend paid for the same time period last year. The annual cash dividend rate of $0.76 for 2022 represents a ten-year compound annual growth rate of 7 percent, and 2022 represents the 113th consecutive year that Simmons has paid cash dividends. According to research performed by Dividend Power, Simmons is one of only 23 U.S. publicly traded companies that have paid dividends for 100+ uninterrupted years.

During the third quarter of 2022, Simmons repurchased approximately 1.9 million shares of its Class A common stock at an average price of $23.91 under its 2022 stock repurchase program that was announced in January 2022 (2022 Program). Under the 2022 Program, Simmons is authorized to repurchase up to $175,000,000 of its issued and outstanding Class A common stock. Market conditions and our capital needs will drive the decisions regarding future stock repurchases; the timing, pricing and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion; and the 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

__________________________________________________

(1) Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2) FTE – fully taxable equivalent using an effective tax rate of 26.135%

(3) Effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Tuesday, October 25, 2022. Interested persons can listen to this call by dialing toll-free 1-877-270-2148 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10171429. In addition, the call will be available live or in recorded version on the Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 113 consecutive years. Its principal subsidiary, Simmons Bank, operates 230 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2022, Simmons Bank was named to Forbes list of “America’s Best Banks” for the second consecutive year and was named to Forbes list of “World’s Best Banks” for the third consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to merger activity (primarily including merger-related expenses), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, deposits and/or loans acquired through the Spirit acquisition, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates and related governmental policies, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons’ common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2021, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$175,547	$193,473	$195,510	$209,190	$225,500
Interest bearing balances due from banks and federal funds sold	503,863	771,374	1,491,507	1,441,463	1,555,913
Cash and cash equivalents	679,410	964,847	1,687,017	1,650,653	1,781,413
Interest bearing balances due from banks - time	1,290	1,535	1,857	1,882	1,780
Investment securities - held-to-maturity	3,787,076	3,819,682	1,556,825	1,529,221	1,516,797
Investment securities - available-for-sale	3,937,543	4,341,647	6,640,069	7,113,545	6,822,203
Mortgage loans held for sale	12,759	14,437	18,206	36,356	34,628
Other loans held for sale	2,292	16,375	-	100	100
Loans:
Loans	15,607,135	15,110,344	12,028,593	12,012,503	10,825,227
Allowance for credit losses on loans	(197,589)	(212,611)	(178,924)	(205,332)	(202,508)
Net loans	15,409,546	14,897,733	11,849,669	11,807,171	10,622,719
Premises and equipment	549,932	553,062	486,531	483,469	463,924
Foreclosed assets and other real estate owned	3,612	4,084	5,118	6,032	11,759
Interest receivable	86,637	82,332	69,357	72,990	68,405
Bank owned life insurance	488,364	486,355	448,011	445,305	421,762
Goodwill	1,309,000	1,310,528	1,147,007	1,146,007	1,075,305
Other intangible assets	133,059	137,285	102,748	106,235	100,428
Other assets	675,554	588,707	469,853	325,793	304,707
Total assets	$27,076,074	$27,218,609	$24,482,268	$24,724,759	$23,225,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest bearing transaction accounts	$6,218,283	$6,057,186	$5,223,862	$5,325,318	$4,918,845
Interest bearing transaction accounts and savings deposits	12,103,994	12,816,198	12,105,948	11,588,770	10,697,451
Time deposits	3,826,415	3,162,479	2,062,612	2,452,460	2,455,774
Total deposits	22,148,692	22,035,863	19,392,422	19,366,548	18,072,070
Federal funds purchased and securities sold
under agreements to repurchase	168,513	155,101	196,828	185,403	217,276
Other borrowings	964,772	1,060,244	1,337,243	1,337,973	1,338,585
Subordinated notes and debentures	365,951	421,693	384,242	384,131	383,278
Accrued interest and other liabilities	270,995	285,813	209,926	201,863	184,190
Total liabilities	23,918,923	23,958,714	21,520,661	21,475,918	20,195,399

Stockholders' equity:
Preferred stock	-	-	-	-	767
Common stock	1,269	1,288	1,125	1,127	1,066
Surplus	2,527,153	2,569,060	2,150,453	2,164,989	1,974,561
Undivided profits	1,196,459	1,139,975	1,136,990	1,093,270	1,065,566
Accumulated other comprehensive (loss) income:
Unrealized (depreciation) appreciation on AFS securities	(567,730)	(450,428)	(326,961)	(10,545)	(11,429)
Total stockholders' equity	3,157,151	3,259,895	2,961,607	3,248,841	3,030,531
Total liabilities and stockholders' equity	$27,076,074	$27,218,609	$24,482,268	$24,724,759	$23,225,930

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$187,347	$163,578	$127,176	$137,564	$132,216
Interest bearing balances due from banks and federal funds sold	1,141	1,117	649	583	763
Investment securities	40,954	37,848	33,712	32,275	30,717
Mortgage loans held for sale	178	200	190	310	230
Other loans held for sale	998	2,063	-	-	-
TOTAL INTEREST INCOME	230,618	204,806	161,727	170,732	163,926
INTEREST EXPENSE
Time deposits	8,204	2,875	2,503	3,705	4,747
Other deposits	17,225	6,879	4,314	4,390	4,369
Federal funds purchased and securities
sold under agreements to repurchase	305	119	68	72	70
Other borrowings	6,048	4,844	4,779	4,903	4,893
Subordinated notes and debentures	5,251	4,990	4,457	4,581	4,610
TOTAL INTEREST EXPENSE	37,033	19,707	16,121	17,651	18,689
NET INTEREST INCOME	193,585	185,099	145,606	153,081	145,237
Provision for credit losses	103	33,859	(19,914)	(1,308)	(19,890)
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	193,482	151,240	165,520	154,389	165,127
NONINTEREST INCOME
Service charges on deposit accounts	12,560	11,379	10,696	11,909	11,557
Debit and credit card fees	7,685	8,224	7,449	7,460	7,102
Wealth management fees	8,562	7,214	7,968	8,042	7,877
Mortgage lending income	2,593	2,240	4,550	5,043	5,818
Bank owned life insurance income	2,902	2,563	2,706	2,768	2,573
Other service charges and fees (includes insurance income)	2,085	1,871	1,637	1,762	1,964
Gain (loss) on sale of securities	(22)	(150)	(54)	(348)	5,248
Other income	6,658	6,837	7,266	9,965	6,411
TOTAL NONINTEREST INCOME	43,023	40,178	42,218	46,601	48,550
NONINTEREST EXPENSE
Salaries and employee benefits	71,923	74,135	67,906	63,832	61,902
Occupancy expense, net	11,674	11,004	10,023	11,033	9,361
Furniture and equipment expense	5,394	5,104	4,775	4,721	4,895
Other real estate and foreclosure expense	168	142	343	576	339
Deposit insurance	3,278	2,812	1,838	2,108	1,870
Merger-related costs	1,422	19,133	1,886	13,591	1,401
Other operating expenses	45,084	44,483	41,646	45,736	34,565
TOTAL NONINTEREST EXPENSE	138,943	156,813	128,417	141,597	114,333
NET INCOME BEFORE INCOME TAXES	97,562	34,605	79,321	59,393	99,344
Provision for income taxes	16,959	7,151	14,226	11,155	18,770
NET INCOME	80,603	27,454	65,095	48,238	80,574
Preferred stock dividends	-	-	-	8	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$80,603	$27,454	$65,095	$48,230	$80,561
BASIC EARNINGS PER SHARE	$0.63	$0.21	$0.58	$0.42	$0.75
DILUTED EARNINGS PER SHARE	$0.63	$0.21	$0.58	$0.42	$0.74

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,157,151	$3,259,895	$2,961,607	$3,248,841	$3,030,531
CECL transition provision (1)	92,619	92,619	92,619	114,458	122,787
Disallowed intangible assets, net of deferred tax	(1,416,453)	(1,423,323)	(1,224,691)	(1,226,686)	(1,152,688)
Unrealized loss (gain) on AFS securities	567,730	450,428	326,961	10,545	11,429
Total Tier 1 capital	2,401,047	2,379,619	2,156,496	2,147,158	2,012,059

Tier 2 capital
Subordinated notes and debentures	365,951	421,693	384,242	384,131	383,278
Qualifying allowance for loan losses and
reserve for unfunded commitments	116,257	114,733	78,057	71,853	60,700
Total Tier 2 capital	482,208	536,426	462,299	455,984	443,978
Total risk-based capital	$2,883,255	$2,916,045	$2,618,795	$2,603,142	$2,456,037

Risk weighted assets	$20,470,918	$19,669,149	$15,953,622	$15,538,967	$14,098,320

Adjusted average assets for leverage ratio	$25,986,938	$25,807,113	$23,966,206	$23,647,901	$22,189,921

Ratios at end of quarter
Equity to assets	11.66%	11.98%	12.10%	13.14%	13.05%
Tangible common equity to tangible assets (2)	6.69%	7.03%	7.37%	8.51%	8.41%
Common equity Tier 1 ratio (CET1)	11.73%	12.10%	13.52%	13.82%	14.27%
Tier 1 leverage ratio	9.24%	9.22%	9.00%	9.08%	9.07%
Tier 1 risk-based capital ratio	11.73%	12.10%	13.52%	13.82%	14.27%
Total risk-based capital ratio	14.08%	14.83%	16.42%	16.75%	17.42%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$447,400	$446,789	$232,670	$232,609	$232,549
Mortgage-backed securities	1,214,882	1,244,713	112,496	70,342	57,930
State and political subdivisions	1,865,203	1,868,924	1,194,459	1,209,051	1,209,091
Other securities	259,591	259,256	17,200	17,219	17,227
Total held-to-maturity (net of credit losses)	3,787,076	3,819,682	1,556,825	1,529,221	1,516,797
Available-for-Sale
U.S. Treasury	$2,191	$1,441	$-	$300	$300
U.S. Government agencies	188,060	198,333	333,231	364,641	354,382
Mortgage-backed securities	2,670,348	2,963,934	4,166,108	4,448,616	4,421,620
State and political subdivisions	822,509	915,255	1,653,694	1,819,658	1,575,208
Other securities	254,435	262,684	487,036	480,330	470,693
Total available-for-sale (net of credit losses)	3,937,543	4,341,647	6,640,069	7,113,545	6,822,203
Total investment securities (net of credit losses)	$7,724,619	$8,161,329	$8,196,894	$8,642,766	$8,339,000
Fair value - HTM investment securities	$2,984,040	$3,278,962	$1,307,058	$1,517,378	$1,487,916

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$192,559	$189,684	$184,372	$187,052	$175,884
Other consumer	180,604	204,692	180,602	168,318	182,492
Total consumer	373,163	394,376	364,974	355,370	358,376
Real Estate:
Construction	2,372,294	2,082,688	1,423,445	1,326,371	1,229,740
Single-family residential	2,467,008	2,357,942	2,042,978	2,101,975	1,540,701
Other commercial real estate	7,249,891	7,082,055	5,762,567	5,738,904	5,308,902
Total real estate	12,089,193	11,522,685	9,228,990	9,167,250	8,079,343
Commercial:
Commercial	2,525,218	2,612,256	2,016,405	1,992,043	1,821,905
Agricultural	263,539	218,743	150,465	168,717	216,735
Total commercial	2,788,757	2,830,999	2,166,870	2,160,760	2,038,640
Other	356,022	362,284	267,759	329,123	348,868
Total loans	$15,607,135	$15,110,344	$12,028,593	$12,012,503	$10,825,227

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$212,611	$178,924	$205,332	$202,508	$227,239

Day 1 PCD allowance from acquisitions:
Landmark (10/08/2021)	-	-	-	2,359	-
Triumph (10/08/2021)	-	-	-	11,092	-
Spirit of Texas (04/08/2022)	1,057	4,043	-	-	-
Total Day 1 PCD allowance	1,057	4,043	-	13,451	-

Loans charged off:
Credit cards	903	1,004	920	865	711
Other consumer	505	518	414	477	463
Real estate	130	115	485	2,624	5,941
Commercial	1,874	688	6,319	8,513	932
Total loans charged off	3,412	2,325	8,138	12,479	8,047

Recoveries of loans previously charged off:
Credit cards	250	249	274	247	267
Other consumer	278	302	387	267	408
Real estate	1,982	391	426	916	2,068
Commercial	720	621	557	1,730	463
Total recoveries	3,230	1,563	1,644	3,160	3,206
Net loans charged off	182	762	6,494	9,319	4,841
Provision for credit losses on loans	(15,897)	30,406	(19,914)	(1,308)	(19,890)
Balance, end of quarter	$197,589	$212,611	$178,924	$205,332	$202,508

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$57,534	$62,670	$64,096	$68,204	$59,054
Loans past due 90 days or more	242	904	240	349	334
Total nonperforming loans	57,776	63,574	64,336	68,553	59,388
Other nonperforming assets:
Foreclosed assets and other real estate owned	3,612	4,084	5,118	6,032	11,759
Other nonperforming assets	1,146	2,314	1,479	1,667	1,724
Total other nonperforming assets	4,758	6,398	6,597	7,699	13,483
Total nonperforming assets	$62,534	$69,972	$70,933	$76,252	$72,871
Performing TDRs (troubled debt restructurings)	$1,869	$2,655	$3,424	$4,289	$4,251

Ratios
Allowance for credit losses on loans to total loans	1.27%	1.41%	1.49%	1.71%	1.87%
Allowance for credit losses to nonperforming loans	342%	334%	278%	300%	341%
Nonperforming loans to total loans	0.37%	0.42%	0.53%	0.57%	0.55%
Nonperforming assets (including performing TDRs)
to total assets	0.24%	0.27%	0.30%	0.33%	0.33%
Nonperforming assets to total assets	0.23%	0.26%	0.29%	0.31%	0.31%
Annualized net charge offs to average loans (QTD)	0.00%	0.02%	0.22%	0.31%	0.17%
Annualized net charge offs to average loans (YTD)	0.07%	0.11%	0.22%	0.13%	0.06%
Annualized net credit card charge offs to
average credit card loans	1.30%	1.55%	1.39%	1.29%	0.96%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Sep 2022			Three Months Ended Jun 2022			Three Months Ended Sep 2021
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$327,841	$1,141	1.38%	$777,098	$1,117	0.58%	$1,866,530	$763	0.16%
Investment securities - taxable	5,408,189	24,848	1.82%	5,674,470	21,794	1.54%	5,475,932	17,076	1.24%
Investment securities - non-taxable (FTE)	2,665,515	21,805	3.25%	2,725,610	21,733	3.20%	2,496,958	18,399	2.92%
Mortgage loans held for sale	13,280	178	5.32%	17,173	200	4.67%	32,134	230	2.84%
Other loans held for sale	9,439	998	41.95%	22,114	2,063	37.42%	-	-	0.00%
Loans - including fees (FTE)	15,320,833	187,851	4.86%	14,478,183	163,995	4.54%	11,030,438	132,399	4.76%
Total interest earning assets (FTE)	23,745,097	236,821	3.96%	23,694,648	210,902	3.57%	20,901,992	168,867	3.21%
Non-earning assets	3,123,634			3,074,384			2,353,549
Total assets	$26,868,731			$26,769,032			$23,255,541

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$12,264,655	$17,225	0.56%	$12,807,502	$6,879	0.22%	$10,629,142	$4,369	0.16%
Time deposits	3,314,948	8,204	0.98%	2,586,567	2,875	0.45%	2,645,896	4,747	0.71%
Total interest bearing deposits	15,579,603	25,429	0.65%	15,394,069	9,754	0.25%	13,275,038	9,116	0.27%
Federal funds purchased and securities
sold under agreement to repurchase	196,047	305	0.62%	210,280	119	0.23%	219,604	70	0.13%
Other borrowings	1,123,797	6,048	2.14%	1,241,501	4,844	1.56%	1,338,866	4,893	1.45%
Subordinated notes and debentures	411,018	5,251	5.07%	418,327	4,990	4.78%	383,213	4,610	4.77%
Total interest bearing liabilities	17,310,465	37,033	0.85%	17,264,177	19,707	0.46%	15,216,721	18,689	0.49%
Non-interest bearing liabilities:
Non-interest bearing deposits	6,022,899			5,926,304			4,803,171
Other liabilities	243,296			216,848			167,677
Total liabilities	23,576,660			23,407,329			20,187,569
Stockholders' equity	3,292,071			3,361,703			3,067,972
Total liabilities and stockholders' equity	$26,868,731			$26,769,032			$23,255,541
Net interest income (FTE)		$199,788			$191,195			$150,178
Net interest spread (FTE)			3.11%			3.11%			2.72%
Net interest margin (FTE)			3.34%			3.24%			2.85%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$80,603	$27,454	$65,095	$48,230	$80,561
Diluted earnings per share	0.63	0.21	0.58	0.42	0.74
Return on average assets	1.19%	0.41%	1.06%	0.77%	1.37%
Return on average common equity	9.71%	3.28%	8.33%	5.87%	10.42%
Return on tangible common equity (non-GAAP) (1)	17.99%	6.28%	14.31%	9.98%	17.43%
Net interest margin (FTE)	3.34%	3.24%	2.76%	2.86%	2.85%
FTE adjustment	6,203	6,096	5,602	5,579	4,941
Average diluted shares outstanding	128,336,422	128,720,078	113,026,911	114,491,119	108,359,890
Shares repurchased under plan	1,883,713	2,035,324	513,725	2,625,348	1,806,205
Average price of shares repurchased	23.91	24.59	31.25	29.69	28.48
Cash dividends declared per common share	0.190	0.190	0.190	0.180	0.180
Accretable yield on acquired loans	5,834	9,898	3,703	5,758	4,122
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$82,281	$66,818	$67,159	$76,244	$79,350
Adjusted diluted earnings per share	0.64	0.52	0.59	0.67	0.73
Adjusted return on average assets	1.21%	1.00%	1.10%	1.22%	1.35%
Adjusted return on average common equity	9.92%	7.97%	8.59%	9.27%	10.26%
Adjusted return on tangible common equity	18.35%	14.38%	14.74%	15.49%	17.18%
Efficiency ratio (2)	54.41%	57.49%	62.95%	59.48%	58.10%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$173,152	$92,549	$65,095	$271,109	$222,879
Diluted earnings per share	1.40	0.77	0.58	2.46	2.05
Return on average assets	0.88%	0.72%	1.06%	1.15%	1.29%
Return on average common equity	7.07%	5.71%	8.33%	8.83%	9.91%
Return on tangible common equity (non-GAAP) (1)	12.77%	10.24%	14.31%	14.99%	16.86%
Net interest margin (FTE)	3.12%	3.01%	2.76%	2.89%	2.91%
FTE adjustment	17,901	11,698	5,602	19,231	13,652
Average diluted shares outstanding	123,387,503	120,826,798	113,026,911	110,198,094	108,667,928
Cash dividends declared per common share	0.570	0.380	0.190	0.720	0.540
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$216,258	$133,977	$67,159	$295,024	$218,780
Adjusted diluted earnings per share	1.75	1.11	0.59	2.68	2.01
Adjusted return on average assets	1.11%	1.05%	1.10%	1.26%	1.27%
Adjusted return on average common equity	8.83%	8.27%	8.59%	9.61%	9.73%
Adjusted return on tangible common equity	15.80%	14.56%	14.74%	16.27%	16.56%
Efficiency ratio (2)	57.95%	59.97%	62.95%	57.92%	57.37%
END OF PERIOD
Book value per share	$24.87	$25.31	$26.32	$28.82	$28.42
Tangible book value per share	13.51	14.07	15.22	17.71	17.39
Shares outstanding	126,943,467	128,787,764	112,505,555	112,715,444	106,603,231
Full-time equivalent employees	3,206	3,233	2,893	2,877	2,740
Total number of financial centers	230	233	197	199	185

(1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Efficiency ratio is adjusted noninterest expense before foreclosed property expense and amortization of intangibles as a percent of  net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$80,603	$27,454	$65,095	$48,230	$80,561
Certain items:
(Gain) loss from early retirement of TruPS	365	-	-	-	-
Gain on sale of intellectual property	(750)	-	-	-	-
Merger related costs	1,422	19,133	1,886	13,591	1,401
Branch right sizing (net)	1,235	380	909	1,648	(3,041)
Day 2 CECL provision	-	33,779	-	22,688	-
Tax effect (1)	(594)	(13,928)	(731)	(9,913)	429
Certain items, net of tax	1,678	39,364	2,064	28,014	(1,211)
Adjusted earnings (non-GAAP)	$82,281	$66,818	$67,159	$76,244	$79,350

Diluted earnings per share	$0.63	$0.21	$0.58	$0.42	$0.74
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	(0.01)	-	-	-	-
Merger related costs	0.01	0.15	0.01	0.12	0.01
Branch right sizing (net)	0.01	-	0.01	0.01	(0.03)
Day 2 CECL provision	-	0.27	-	0.20	-
Tax effect (1)	-	(0.11)	(0.01)	(0.08)	0.01
Certain items, net of tax	0.01	0.31	0.01	0.25	(0.01)
Adjusted diluted earnings per share (non-GAAP)	$0.64	$0.52	$0.59	$0.67	$0.73

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$6,658	$6,837	$7,266	$9,965	$6,411
Certain items (1)	(320)	88	-	(2)	239
Adjusted other income (non-GAAP)	$6,338	$6,925	$7,266	$9,963	$6,650

Noninterest expense	$138,943	$156,813	$128,417	$141,597	$114,333
Certain items (1)	(2,592)	(19,425)	(2,795)	(15,241)	1,879
Adjusted noninterest expense (non-GAAP)	$136,351	$137,388	$125,622	$126,356	$116,212

Salaries and employee benefits	$71,923	$74,135	$67,906	$63,832	$61,902
Certain items (1)	-	-	-	-	(66)
Adjusted salaries and employee benefits (non-GAAP)	$71,923	$74,135	$67,906	$63,832	$61,836

Other operating expenses	$45,084	$44,483	$41,646	$45,736	$34,565
Certain items (1)	(973)	(7)	(717)	96	3,759
Adjusted other operating expenses (non-GAAP)	$44,111	$44,476	$40,929	$45,832	$38,324

(1) Certain items include loss from early retirement of trust preferred securities, gain on sale of intellectual property, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
(in thousands, except per share data)
YEAR-TO-DATE
Net Income	$173,152	$92,549	$65,095	$271,109	$222,879
Certain items:
Gain on sale of branches	-	-	-	(5,316)	(5,316)
(Gain) loss from early retirement of TruPS	365	-	-	-	-
Gain on sale of intellectual property	(750)	-	-	-	-
Merger related costs	22,441	21,019	1,886	15,911	2,320
Branch right sizing (net)	2,524	1,289	909	(906)	(2,554)
Day 2 CECL provision	33,779	33,779	-	22,688	-
Tax effect (1)	(15,253)	(14,659)	(731)	(8,462)	1,451
Certain items, net of tax	43,106	41,428	2,064	23,915	(4,099)
Adjusted earnings (non-GAAP)	$216,258	$133,977	$67,159	$295,024	$218,780

Diluted earnings per share	$1.40	$0.77	$0.58	$2.46	$2.05
Certain items:
Gain on sale of branches	-	-	-	(0.05)	(0.05)
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	(0.01)	-	-	-	-
Merger related costs	0.18	0.17	0.01	0.15	0.02
Branch right sizing (net)	0.02	0.01	0.01	(0.01)	(0.02)
Day 2 CECL provision	0.28	0.28	-	0.21	-
Tax effect (1)	(0.12)	(0.12)	(0.01)	(0.08)	0.01
Certain items, net of tax	0.35	0.34	0.01	0.22	(0.04)
Adjusted earnings (non-GAAP)	$1.75	$1.11	$0.59	$2.68	$2.01

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$20,761	$14,103	$7,266	$35,273	$25,308
Certain items (1)	(232)	88	-	(5,685)	(5,683)
Adjusted other income (non-GAAP)	$20,529	$14,191	$7,266	$29,588	$19,625

Noninterest expense	$424,173	$285,230	$128,417	$483,589	$341,992
Certain items (1)	(24,812)	(22,220)	(2,795)	(15,374)	(133)
Adjusted noninterest expense (non-GAAP)	$399,361	$263,010	$125,622	$468,215	$341,859

Salaries and employee benefits	$213,964	$142,041	$67,906	$246,335	$182,503
Certain items (1)	-	-	-	(66)	(66)
Adjusted salaries and employee benefits (non-GAAP)	$213,964	$142,041	$67,906	$246,269	$182,437

Other operating expenses	$131,213	$86,129	$41,646	$153,562	$107,826
Certain items (1)	(1,697)	(724)	(717)	3,558	3,462
Adjusted other operating expenses (non-GAAP)	$129,516	$85,405	$40,929	$157,120	$111,288

(1) Certain items include loss from early retirement of trust preferred securities, gain on sale of intellectual property, gain on sale of branches, merger related costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,157,151	$3,259,895	$2,961,607	$3,248,841	$3,029,764
Intangible assets:
Goodwill	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)	(1,075,305)
Other intangible assets	(133,059)	(137,285)	(102,748)	(106,235)	(100,428)
Total intangibles	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)	(1,175,733)
Tangible common stockholders' equity	$1,715,092	$1,812,082	$1,711,852	$1,996,599	$1,854,031

Total assets	$27,076,074	$27,218,609	$24,482,268	$24,724,759	$23,225,930
Intangible assets:
Goodwill	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)	(1,075,305)
Other intangible assets	(133,059)	(137,285)	(102,748)	(106,235)	(100,428)
Total intangibles	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)	(1,175,733)
Tangible assets	$25,634,015	$25,770,796	$23,232,513	$23,472,517	$22,050,197

Paycheck protection program ("PPP") loans	(12,143)	(19,476)	(61,887)	(116,659)	(212,087)
Total assets excluding PPP loans	$27,063,931	$27,199,133	$24,420,381	$24,608,100	$23,013,843
Tangible assets excluding PPP loans	$25,621,872	$25,751,320	$23,170,626	$23,355,858	$21,838,110

Ratio of common equity to assets	11.66%	11.98%	12.10%	13.14%	13.04%
Ratio of common equity to assets excluding PPP loans	11.67%	11.99%	12.13%	13.20%	13.16%
Ratio of tangible common equity to tangible assets	6.69%	7.03%	7.37%	8.51%	8.41%
Ratio of tangible common equity to tangible assets excluding PPP loans	6.69%	7.04%	7.39%	8.55%	8.49%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,157,151	$3,259,895	$2,961,607	$3,248,841	$3,029,764
Intangible assets:
Goodwill	(1,309,000)	(1,310,528)	(1,147,007)	(1,146,007)	(1,075,305)
Other intangible assets	(133,059)	(137,285)	(102,748)	(106,235)	(100,428)
Total intangibles	(1,442,059)	(1,447,813)	(1,249,755)	(1,252,242)	(1,175,733)
Tangible common stockholders' equity	$1,715,092	$1,812,082	$1,711,852	$1,996,599	$1,854,031
Shares of common stock outstanding	126,943,467	128,787,764	112,505,555	112,715,444	106,603,231
Book value per common share	$24.87	$25.31	$26.32	$28.82	$28.42
Tangible book value per common share	$13.51	$14.07	$15.22	$17.71	$17.39

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$80,603	$27,454	$65,095	$48,230	$80,561
Certain items, net of tax (non-GAAP)	1,678	39,364	2,064	28,014	(1,211)
Adjusted earnings (non-GAAP)	$82,281	$66,818	$67,159	$76,244	$79,350

Average total assets	$26,868,731	$26,769,032	$24,826,199	$24,698,022	$23,255,541

Return on average assets	1.19%	0.41%	1.06%	0.77%	1.37%
Adjusted return on average assets (non-GAAP)	1.21%	1.00%	1.10%	1.22%	1.35%

Calculation of Return on Tangible Common Equity

Net income	$80,603	$27,454	$65,095	$48,230	$80,561
Amortization of intangibles, net of taxes	3,121	3,025	2,575	2,575	2,460
Total income available to common stockholders	$83,724	$30,479	$67,670	$50,805	$83,021

Certain items, net of tax (non-GAAP)	1,678	39,364	2,064	28,014	(1,211)
Adjusted earnings (non-GAAP)	82,281	66,818	67,159	76,244	79,350
Amortization of intangibles, net of taxes	3,121	3,025	2,575	2,575	2,460
Total adjusted earnings available to common stockholders (non-GAAP)	$85,402	$69,843	$69,734	$78,819	$81,810

Average common stockholders' equity	$3,292,071	$3,361,703	$3,169,108	$3,261,627	$3,067,205
Average intangible assets:
Goodwill	(1,309,804)	(1,299,821)	(1,146,034)	(1,137,441)	(1,075,305)
Other intangibles	(135,718)	(114,195)	(104,905)	(105,155)	(102,576)
Total average intangibles	(1,445,522)	(1,414,016)	(1,250,939)	(1,242,596)	(1,177,881)
Average tangible common stockholders' equity (non-GAAP)	$1,846,549	$1,947,687	$1,918,169	$2,019,031	$1,889,324

Return on average common equity	9.71%	3.28%	8.33%	5.87%	10.42%
Return on tangible common equity	17.99%	6.28%	14.31%	9.98%	17.43%
Adjusted return on average common equity (non-GAAP)	9.92%	7.97%	8.59%	9.27%	10.26%
Adjusted return on tangible common equity (non-GAAP)	18.35%	14.38%	14.74%	15.49%	17.18%

Calculation of Efficiency Ratio (1)

Noninterest expense	$138,943	$156,813	$128,417	$141,597	$114,333
Certain items (non-GAAP)	(2,592)	(19,425)	(2,795)	(15,241)	1,879
Other real estate and foreclosure expense adjustment	(168)	(142)	(343)	(576)	(339)
Amortization of intangibles adjustment	(4,225)	(4,096)	(3,486)	(3,486)	(3,331)
Efficiency ratio numerator	$131,958	$133,150	$121,793	$122,294	$112,542

Net interest income	$193,585	$185,099	$145,606	$153,081	$145,237
Noninterest income	43,023	40,178	42,218	46,601	48,550
Certain items (non-GAAP)	(320)	88	-	(2)	239
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,203	6,096	5,602	5,579	4,941
(Gain) loss on sale of securities	22	150	54	348	(5,248)
Efficiency ratio denominator	$242,513	$231,611	$193,480	$205,607	$193,719

Efficiency ratio (1)	54.41%	57.49%	62.95%	59.48%	58.10%

(1) Efficiency ratio is adjusted noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Calculation of Adjusted Net Interest Margin

Net interest income	$193,585	$185,099	$145,606	$153,081	$145,237
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,203	6,096	5,602	5,579	4,941
Fully tax-equivalent net interest income	199,788	191,195	151,208	158,660	150,178

Total accretable yield	(5,834)	(9,898)	(3,703)	(5,758)	(4,122)
Adjusted net interest income	$193,954	$181,297	$147,505	$152,902	$146,056

PPP loan interest income	(191)	$(1,648)	$(2,113)	$(5,107)	$(9,614)
Net interest income adjusted for PPP loans	$199,597	$189,547	$149,095	$153,553	$140,564

Average earning assets	$23,745,097	$23,694,648	$22,185,215	$22,029,792	$20,901,992
Average PPP loan balance	(18,179)	(43,329)	(89,757)	(172,130)	(359,828)
Average earning assets adjusted for PPP loans	$23,726,918	$23,651,319	$22,095,458	$21,857,662	$20,542,164

Net interest margin	3.34%	3.24%	2.76%	2.86%	2.85%
Net interest margin adjusted for PPP loans	3.34%	3.21%	2.74%	2.79%	2.71%

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$193,585	$185,099	$145,606	$153,081	$145,237
Noninterest income	43,023	40,178	42,218	46,601	48,550
Less: Gain (loss) on sale of securities	(22)	(150)	(54)	(348)	5,248
Less: Noninterest expense	138,943	156,813	128,417	141,597	114,333
Pre-Provision Net Revenue (PPNR)	$97,687	$68,614	$59,461	$58,433	$74,206

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$97,687	$68,614	$59,461	$58,433	$74,206
Plus: Loss from early retirement of TruPS	365	-	-	-	-
Less: Gain on sale of intellectual property	(750)	-	-	-	-
Plus: Merger related costs	1,422	19,133	1,886	13,591	1,401
Plus: Branch right sizing costs	1,235	380	909	1,648	(3,041)
Adjusted Pre-Provision Net Revenue	$99,959	$88,127	$62,256	$73,672	$72,566

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2022	2022	2022	2021	2021
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$173,152	$92,549	$65,095	$271,109	$222,879
Certain items, net of tax (non-GAAP)	43,106	41,428	2,064	7,157	(4,099)
Adjusted earnings (non-GAAP)	$216,258	$133,977	$67,159	$278,266	$218,780

Average total assets	$26,162,136	$25,802,982	$24,826,199	$23,492,308	$23,085,987

Return on average assets	0.88%	0.72%	1.06%	1.15%	1.29%
Adjusted return on average assets (non-GAAP)	1.11%	1.05%	1.10%	1.18%	1.27%

Calculation of Return on Tangible Common Equity

Net income	$173,152	$92,549	$65,095	$271,109	$222,879
Amortization of intangibles, net of taxes	8,721	5,600	2,575	9,967	7,392
Total income available to common stockholders	$181,873	$98,149	$67,670	$281,076	$230,271

Certain items, net of tax (non-GAAP)	43,106	41,428	2,064	7,157	(4,099)
Adjusted earnings (non-GAAP)	216,258	133,977	67,159	278,266	218,780
Amortization of intangibles, net of taxes	8,721	5,600	2,575	9,967	7,392
Total adjusted earnings available to common stockholders (non-GAAP)	$224,979	$139,577	$69,734	$288,233	$226,172

Average common stockholders' equity	$3,274,743	$3,265,935	$3,169,108	$3,071,313	$3,007,181
Average intangible assets:
Goodwill	(1,252,486)	(1,223,352)	(1,146,034)	(1,090,967)	(1,075,305)
Other intangibles	(118,385)	(109,575)	(104,905)	(105,820)	(106,043)
Total average intangibles	(1,370,871)	(1,332,927)	(1,250,939)	(1,196,787)	(1,181,348)
Average tangible common stockholders' equity (non-GAAP)	$1,903,872	$1,933,008	$1,918,169	$1,874,526	$1,825,833

Return on average common equity	7.07%	5.71%	8.33%	8.83%	9.91%
Return on tangible common equity	12.77%	10.24%	14.31%	14.99%	16.86%
Adjusted return on average common equity (non-GAAP)	8.83%	8.27%	8.59%	9.06%	9.73%
Adjusted return on tangible common equity (non-GAAP)	15.80%	14.56%	14.74%	15.38%	16.56%

Calculation of Efficiency Ratio (1)

Noninterest expense	$424,173	$285,230	$128,417	$483,589	$341,992
Certain items (non-GAAP)	(24,812)	(22,220)	(2,795)	(15,374)	(133)
Other real estate and foreclosure expense adjustment	(653)	(485)	(343)	(2,121)	(1,545)
Amortization of intangibles adjustment	(11,807)	(7,582)	(3,486)	(13,494)	(10,008)
Efficiency ratio numerator	$386,901	$254,943	$121,793	$452,600	$330,306

Net interest income	$524,290	$330,705	$145,606	$591,532	$438,451
Noninterest income	125,419	82,396	42,218	191,815	145,214
Certain items (non-GAAP)	(232)	88	-	(5,685)	(5,683)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	17,901	11,698	5,602	19,231	13,652
(Gain) loss on sale of securities	226	204	54	(15,498)	(15,846)
Efficiency ratio denominator	$667,604	$425,091	$193,480	$781,395	$575,788

Efficiency ratio (1)	57.95%	59.97%	62.95%	57.92%	57.37%

(1) Efficiency ratio is adjusted noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain items, and is a non-GAAP measurement.